Exhibit 99.1

PermRock Royalty Trust Prices Initial Public Offering

FORT WORTH, Texas, May 1, 2018 (PRNewsire)—PermRock Royalty Trust (the “Trust”) announced today the pricing of its initial public offering of 6,250,000 trust units, representing an approximate 51.4% beneficial interest in the Trust, at $17.00 per unit. The trust units are expected to begin trading on the New York Stock Exchange under the ticker symbol “PRT” on May 2, 2018. Boaz Energy II, LLC (“Boaz Energy”), the sponsor of the Trust, is selling the units being offered. In addition, Boaz Energy has granted the underwriters a 30-day option to purchase up to an additional 937,500 trust units of the Trust at the initial public offering price, less underwriting discounts and commissions. The offering is expected to close on May 4, 2018, subject to customary closing conditions.

Boaz Energy expects to receive approximately $95 million of net proceeds from the offering, or $110 million if the underwriters exercise their option to purchase additional trust units in full. Boaz Energy intends to use the net proceeds of this offering, including any proceeds from the exercise of the underwriters’ option to purchase additional trust units, to repay in full the borrowings outstanding under its revolving credit facility, to make required termination payments and pay purchase premiums in connection with restructuring its commodity hedges in connection with this offering, for general company purposes, including to fund its development expenditures, and to make a distribution to Boaz Energy’s owners.

Wells Fargo Securities, Goldman Sachs & Co. LLC, UBS Investment Bank, Deutsche Bank Securities, Jefferies, Stifel and Oppenheimer & Co. are acting as joint book-running managers of the offering, with BB&T Capital Markets and Janney Montgomery Scott acting as co-managers.

The offering of the trust units is being made only by means of a prospectus, copies of which may be obtained from the offices of:

Wells Fargo Securities, LLC

Attn: Equity Syndicate Department

375 Park Avenue

New York, New York 10152

Email: cmclientsupport@wellsfargo.com

Phone: (800) 326-5897

Goldman Sachs & Co. LLC

Attn: Prospectus Department

200 West Street

New York, New York 10282

Email: prospectus-ny@ny.email.gs.com

Phone: (866) 471-2526

UBS Investment Bank

US 5640267

Attn: Prospectus Department

1285 Avenue of the Americas

New York, New York 10019

Phone: (888) 827-7275

Important Information

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under “PermRock Royalty Trust.” This press release shall not constitute the offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PermRock Royalty Trust

PermRock Royalty Trust is a Delaware statutory trust formed by Boaz Energy to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain properties owned by Boaz Energy in the Permian Basin of West Texas.

About Boaz Energy II, LLC

Boaz Energy is a privately-held Delaware limited liability company focused on the acquisition, development and operation of oil and natural gas properties located throughout the Permian Basin. Boaz Energy was formed by its management team and NGP Energy Capital Management, a premier private equity firm in the natural resources industry with over $20 billion of cumulative equity commitments.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements.” These forward-looking statements represent the Trust’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Trust’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Trust does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Trust to predict all such factors.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with the Trust’s initial public offering. The risk factors and other factors noted in the Trust’s prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Contacts

Boaz Energy II, LLC
Marshall Eves, (432) 253-7074
Chief Executive Officer

or

PermRock Royalty Trust

Simmons Bank
Trustee of PermRock Royalty Trust
Lee Ann Anderson, (817) 298-5587

Senior Vice President and Trust Officer